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                                                                  EXHIBIT (1)(7)

                              PURCHASE AGREEMENT


     Excelsior Funds, Inc. (the "Company"), a Maryland corporation, and Edgewood Services, Inc. ("Edgewood"), a New York corporation, hereby agree as follows:


     1. The Company hereby offers Edgewood and Edgewood hereby purchases two Shares of the Technology Fund of the Company at $10 per Share. The Company hereby acknowledges receipt from Edgewood of funds in the total amount of $20 in full payment for the Shares.

     2. Edgewood represents and warrants to the Company that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

     IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the 31st day of March, 2000.



                                     EXCELSIOR FUNDS, INC.


                                     By:    /s/ Frederick S. Wonham
                                            -------------------------

                                     Title: President and Treasurer
                                            -------------------------


                                     EDGEWOOD SERVICES, INC.


                                     By:     /s/ Lawrence Caracciola
                                            -------------------------

                                     Title:  President
                                            -------------------------